Exhibit 10-Q-7
FORD MOTOR COMPANY
CORPORATE OFFICER COMPENSATION RECOUPMENT POLICY
This Ford Motor Company Corporate Officer Compensation Recoupment Policy (“Policy”) has been adopted by the Compensation, Talent and Culture Committee (the “Committee”) of the Board of Directors (the “Board”) of Ford Motor Company, a Delaware corporation (the “Company”) effective as of October 2, 2023. This Policy amends and restates in its entirety the Executive Compensation Recoupment Policy previously adopted by the Board’s Compensation Committee on February 25, 2011. The purpose of this Policy is to help ensure the Company’s officers act in the best interests of the Company and its stockholders.
1.Policy; Administration. Any current or former Company officer must repay or return their cash bonuses and/or equity awards if: (a) the Company issues a material restatement of its financial statements, where the restatement was caused by such officer’s intentional misconduct; (b) such officer was found to be in violation of any restrictive covenants, including, without limitation, any non-compete provisions of any plan or agreement; or (c) such officer has committed ethical or criminal violations resulting in significant reputational or financial harm to the Company or any of its affiliates. The Committee will consider all factors it deems relevant and exercise its business judgment in determining any appropriate amounts to recoup, up to 100% of compensation awarded, and nothing herein shall require the Committee to seek recoupment of any amount. This Policy shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon the Company and the affected officers, their beneficiaries, executors, administrators and any other legal representative. The Committee shall have full power and authority to (i) administer and interpret this Policy; (ii) correct any defect, supply any omission and reconcile any inconsistency in this Policy; and (iii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Policy and to comply with applicable law. The Company shall have the right to recoup compensation pursuant to this Policy regardless of whether any particular compensation plan or agreement references this Policy or otherwise provides for such recoupment. The amount of any recoupment shall be calculated on a pre-tax or post-tax basis, as determined by the Committee. The Committee shall determine, in its sole discretion, the manner and timing in which any the amount of any recoupment shall be recovered from a current or former Company officer in accordance with applicable law, including Section 409A of the Internal Revenue Code of 1986, as amended. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, administer this Policy in the same manner as the Committee.
2.Other Compensation Clawback/Recoupment Rights. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies, rights or requirements with respect to the clawback or recoupment of any compensation that may be available to the Company pursuant to the terms of any other recoupment or clawback policy of the Company (or any of its affiliates) that may be in effect from time to time, any provisions in any employment agreement, offer letter, restrictive covenant agreement, equity plan, equity award agreement or similar plan or agreement and any other legal remedies available to the Company, as well as applicable law, stock market or exchange rules, listing standards or regulations; provided, however, that any amounts recouped or clawed back under any other policy that would be recoupable under this Policy shall count toward any required clawback or recoupment under this Policy and vice versa.
3.Miscellaneous. Any applicable award agreement or other document setting forth the terms and conditions of any compensation covered by this Policy shall be deemed to include the restrictions imposed herein and incorporate this Policy by reference and, in the event of any inconsistency, the terms of this Policy will govern. This Policy shall be binding and enforceable against all Company officers and their beneficiaries, heirs, executors, administrators or other legal representatives. All issues concerning the construction, validity, enforcement and interpretation of this Policy and all related documents, including, without limitation, any employment agreement, offer letter, equity award agreement or similar agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The Company’s officers, their beneficiaries, executors, administrators and any other legal representative and the Company shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Policy by conducting good faith negotiations amongst themselves. To ensure the timely and economical resolution of disputes that arise in connection with this Policy, any and all disputes, claims or causes of action arising from or relating to the enforcement, performance or interpretation of this Policy shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration, by a single arbitrator, in Detroit, Michigan, conducted by the American Arbitration Association (“AAA”) under the AAA’s Commercial Arbitration Rules. To the fullest extent permitted by law, the Company’s officers, their beneficiaries, executors, administrators and any other legal representative and the Company, shall waive (and shall hereby be deemed to have waived) (1) the right to resolve any such dispute through a trial by jury or judge or administrative proceeding; and (2) any objection to arbitration taking place in Detroit, Michigan. The arbitrator shall: (i) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that any party would be entitled to seek in a court of law. Any such award rendered shall be enforceable by any court having jurisdiction and, to the fullest extent permitted by law, the Company’s officers, their beneficiaries, executors, administrators and any other legal representative and the Company shall waive (and shall hereby be deemed to have waived) the right to resolve any such dispute regarding enforcement of such award through a trial by jury.
4.If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.

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